Exhibit 8.4

Jersey Guernsey London

12 June 2008

Britannia Bulk Holdings Inc

Dexter House

2 Royal Mint Court

London EC3N 4QN

United Kingdom

Attn: Fariyal Khanbabi

Dear Sirs,

Britannia Bulk Holdings Inc (the “Company”) - Registration Statement on Form F-1

We have acted as Jersey counsel to the Company, a corporation formed under the laws of the Republic of the Marshall Islands, in connection with the preparation of a Registration Statement on Form F-1 (such Registration Statement, as amended at the effective date thereof, being referred to herein as the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, with respect to the offer and sale by the Company of shares of common stock of the Company.

In connection therewith, we prepared the section entitled “Jersey Taxation Considerations” (the “Jersey Tax Section”) set forth under the caption “Taxation” in the Registration Statement.

All statements of legal conclusion contained in the Jersey Tax Section, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the Jersey Tax Section, with respect to those matters as to which no legal conclusions are provided, is an accurate statement of such Jersey tax matters (except for the representations and statements of fact of the Company, included in the Jersey Tax Section, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Yours faithfully

Emily P. Haithwaite

For and on behalf of

Bedell Cristin Jersey Partnership

Bedell Cristin Jersey Partnership

PO Box 75, 26 New Street St. Helier, Jersey Channel Islands, JE4 8PP	T +44 (0) 1534 814814 F +44 (0) 1534 814815 www.bedellgroup.com

Partners A.J. Dessain, A.O. Dart, M.H. Richardson, A.D. Robinson, Z.J. Howard, R.C. Gerwat, D.G. Le Sueur, M.H.D. Taylor, E.C.G. Bennett, P. Byrne, S.M. Hollywood, M. Paul, D.M. Cadin, G.J. Barbour J.A. Campbell, M.T. Dunlop Consultant A.S. Regal